Exhibit 99.1

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces

Third Quarter 2018 Financial Results

WINSTON-SALEM, N.C., November 6, 2018 -- Primo Water Corporation (“Primo”) (Nasdaq: PRMW) today reported financial results for the third quarter ended September 30, 2018.

Third Quarter 2018 Business Highlights:

●	Exchange net sales increased 5.3% to $21.5 million

●	Dispenser net sales increased 13.8% to $11.9 million

●	Continued acceleration of U.S. Exchange same-store unit growth to 10.4%

●	Strong sell-thru of dispenser units; an increase of 10.6% to 187,000

(All comparisons above are with respect to the third quarter ended September 30, 2017)

“We continue to execute our long-term strategic plan, particularly our marketing efforts to grow household penetration, which resulted in double digit growth in sell-thru of dispenser units and the acceleration of same-store unit growth for our exchange business,” commented Matt Sheehan, Primo Water’s President and Chief Executive Officer. “We did encounter a key insight in our refill business during the quarter that held our results back, but we believe will help drive incremental, sustainable and long-term growth. We remain confident in our ability to build awareness, access and consumption of Primo’s water solutions, as well as generate value for our shareholders.”

Third Quarter Results

Net sales decreased to $81.8 million from $82.2 million for the prior year quarter, driven by a decrease in Refill sales and volume, which was partially offset by growth in Dispensers and Exchange. Refill net sales decreased 5.8% to $48.3 million from $51.3 million for the prior year quarter, primarily the result of lower volumes partially offset by an increase in price when compared to the third quarter of 2017. Exchange net sales increased 5.3% to $21.5 million from $20.4 million for the prior year quarter, driven by an acceleration in U.S. same-store unit growth to 10.4%. Dispensers segment net sales increased 13.8% to $11.9 million from $10.5 million for the prior year quarter, primarily due to consumer demand, or sell-thru, which increased 10.6% to approximately 187,000 units for the third quarter of 2018.

Gross margin percentage was 28.7% compared to 30.3% for the prior year quarter, primarily the result of a change in sales mix as dispensers made up a larger portion of overall sales during the quarter. Selling, general and administrative expenses (“SG&A”) were $7.4 million, or 9.0% as a percentage of net sales, compared to $7.9 million, or 9.7% as a percentage of net sales, for the prior year quarter. The decrease in SG&A was primarily due to a decrease in non-cash, stock-based compensation expense, partially offset by an increase in marketing and advertising spending, which we believe will drive long-term growth.

Interest expense decreased to $2.5 million for the three months ended September 30, 2018 from $5.2 million for the prior year quarter. The decrease was primarily due to the full quarter impact of the refinancing of our outstanding indebtedness in June 2018, which resulted in lower indebtedness and significantly lower interest rates under the current credit facility compared to the prior credit arrangements.

During the third quarter, we announced the plan to move forward with one brand in Refill and discontinue the Glacier brand. This will bring the Primo brand to all our Refill locations in the next two years. The Glacier brand was obtained through Primo’s December 2016 acquisition of Glacier Water. As a result of the decision to discontinue the use of this brand, we recorded non-cash impairment charges totaling $63.1 million during the three months ended September 30, 2018 to reduce the carrying value of the assets to the estimated fair value. During the quarter, additional non-cash impairment charges totaling $4.6 million were recorded related to the reduction of the carrying value of our ice assets held-for-sale to their estimated fair value.

U.S. GAAP net loss was $58.2 million, or $1.45 per diluted share, compared to a net income of $4.9 million, or $0.14 per diluted share for the prior year quarter. Adjusted net income, a non-U.S. GAAP measure, was $7.5 million, or $0.18 per diluted share, compared to adjusted net income of $6.4 million, or $0.19 per diluted share, for the prior year quarter.

Adjusted EBITDA, a non-U.S. GAAP measure, was $16.2 million compared to $18.0 million in the prior year quarter, driven primarily by the decrease in sales and volume in the Refill business, the implementation of an everyday instant redeemable coupon promotion in Exchange, as well as a reduction in Dispenser operating margins, primarily related to an unfavorable change in product and customer sales mix, and, to a lesser extent, the impact of tariffs imposed in the second quarter of 2018 on dispensers imported from China.

2018 Outlook

We now expect net sales for the full year 2018 to be in the range of $304.0 million to $308.0 million, and adjusted EBITDA for the full year to be in the range of $54.0 to $58.0 million, with the change in full-year adjusted EBITDA due to our results for the third quarter, our short-term investments in Refill to improve servicing and address machine downtime, and our acceleration of marketing and promotional investments in Dispensers and Exchange.

We do not provide guidance for the most directly comparable GAAP measure to adjusted EBITDA, net income, and similarly cannot provide a reconciliation between our forecasted adjusted EBITDA and net income metrics without unreasonable effort due to the unavailability of reliable estimates, which include interest expense and non-recurring and acquisition-related costs. These items, among others, are not within our control and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

Primo will host a conference call with Matt Sheehan, President and Chief Executive Officer and David Mills, Chief Financial Officer, to discuss its financial results at 4:30 p.m. ET today, November 6, 2018. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com, and will be archived online through November 20, 2018. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com .

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include the Company’s financial guidance; our belief that the insights discovered in our Refill business in the third quarter will help drive incremental, sustainable and long-term growth; statements regarding our plan to move forward with one brand in Refill, discontinue the Glacier brand, and to bring the Primo brand to all of our Refill locations in the next two years; and our belief that an increase in marketing and advertising spending will drive long-term growth. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers; the consolidation of retail customers and disruption of the retail business model; lower than anticipated consumer and retailer acceptance of and demand for the Company's products and services; difficulties realizing the anticipated benefits and synergies from the Glacier Water acquisition and managing our expanded operations following the acquisition; the highly competitive environment in which we operate and the entry of a competitor with greater resources into the marketplace; competition and other business conditions in the water and water dispenser industries in general; adverse changes in the Company's relationships with its independent bottlers, distributors and suppliers in its Exchange business; the loss of key Company personnel; risks associated with the Company’s potential expansion into international markets, particularly with China, that could be harmful to our business and operations; recently imposed tariffs that cover certain of our products, the potential for increases in existing tariffs or new tariffs, which may materially adversely affect our business, and other potential changes in international trade relations implemented by the U.S. presidential administration; the Company’s experiencing product liability, product recall or higher than anticipated rates of sales returns associated with product quality or safety issues; dependence on key management information systems; the Company's inability to efficiently expand operations and capacity to meet growth; the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all; general economic conditions; the possible adverse effects that decreased discretionary consumer spending may have on the Company’s business; changes in the regulatory framework governing the Company's business; significant liabilities or costs associated with litigation or other legal proceedings; the possibility that our ability to use our net operating loss carryforwards in the United States may be limited; the restrictions imposed upon our business as a result of the restrictive covenants contained in our credit agreements; the Company’s inability to comply with its covenants in its credit facility; the possibility that we may fail to generate sufficient cash flow to service our debt obligations; the negative effects that global capital and credit market issues may have on our liquidity; the costs of borrowing on our operations as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 7, 2018 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases or as otherwise required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

To supplement its financial statements, the Company provides investors with information related to adjusted EBITDA and adjusted net income, which are not financial measures calculated in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). Adjusted EBITDA is calculated as net (loss) income before depreciation and amortization; interest expense, net; income tax (benefit) provision; non-cash change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; and impairment charges and other. Adjusted net income is defined as net (loss) income less income tax (benefit) provision; change in fair value of warrant liability; non-cash, stock-based compensation expense; non-recurring and acquisition-related costs; impairment charges and other; and debt refinancing costs. The Company believes these non-U.S. GAAP financial measures provide useful information to management, investors and financial analysts regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-U.S. GAAP financial measures to compare the Company's performance to that of prior periods for trend analyses and planning purposes. These non-U.S. GAAP financial measures are also presented to the Company’s Board of Directors and adjusted EBITDA is used in its credit agreements.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. These non-U.S. GAAP measures exclude significant expenses that are required by U.S. GAAP to be recorded in the Company's financial statements and are subject to inherent limitations.

FINANCIAL TABLES TO FOLLOW

Primo Water Corporation
Condensed Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net sales	$81,770	$82,207	$231,231	$217,762
Operating costs and expenses:
Cost of sales	58,312	57,273	164,462	154,166
Selling, general and administrative expenses	7,369	7,939	26,169	26,703
Non-recurring and acquisition-related costs	139	158	626	7,583
Depreciation and amortization	6,194	6,358	18,365	19,571
Impairment charges and other	67,940	(72)	68,184	(90)
Total operating costs and expenses	139,954	71,656	277,806	207,933
(Loss) income from operations	(58,184)	10,551	(46,575)	9,829
Interest expense, net	2,465	5,153	18,909	15,177
Change in fair value of warrant liability	–	–	–	3,220
(Loss) income before income taxes	(60,649)	5,398	(65,484)	(8,568)
Income tax (benefit) provision	(2,411)	451	(8,907)	823
Net (loss) income	$(58,238)	$4,947	$(56,577)	$(9,391)

(Loss) earnings per common share:
Basic	$(1.45)	$0.15	$(1.55)	$(0.28)
Diluted	$(1.45)	$0.14	$(1.55)	$(0.28)

Weighted average shares used in computing (loss) earnings per share:
Basic	40,072	33,525	36,410	33,086
Diluted	40,072	34,653	36,410	33,086

Primo Water Corporation
Segment Information
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Segment net sales:
Refill	$48,330	$51,287	$134,542	$131,814
Exchange	21,513	20,435	59,777	55,301
Dispensers	11,927	10,485	36,912	30,647
Total net sales	$81,770	$82,207	$231,231	$217,762

Segment (loss) income from operations:
Refill	$14,565	$15,413	$40,043	$35,619
Exchange	6,274	6,039	17,567	16,572
Dispensers	323	970	2,309	2,657
Corporate	(5,073)	(5,427)	(19,319)	(17,955)
Non-recurring and acquisition-related costs	(139)	(158)	(626)	(7,583)
Depreciation and amortization	(6,194)	(6,358)	(18,365)	(19,571)
Impairment charges and other	(67,940)	72	(68,184)	90
	$(58,184)	$10,551	$(46,575)	$9,829

Primo Water Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par value data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,630	$5,586
Accounts receivable, net	23,503	18,015
Inventories	9,602	6,178
Prepaid expenses and other current assets	4,477	3,409
Total current assets	43,212	33,188

Bottles, net	4,611	4,877
Property and equipment, net	92,607	100,692
Intangible assets, net	80,028	144,555
Goodwill	92,069	92,934
Investment in Glacier securities ($0 and $3,881 available-for-sale, at fair value at September 30, 2018 and December 31, 2017, respectively)	–	6,510
Other assets	667	997
Assets held-for-sale at fair value	5,288	–
Total assets	$318,482	$383,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$27,290	$18,698
Accrued expenses and other current liabilities	7,663	9,878
Current portion of long-term debt and capital leases	11,088	3,473
Total current liabilities	46,041	32,049

Long-term debt and capital leases, net of current portion and debt issuance costs	178,196	269,793
Deferred tax liability, net	–	8,455
Other long-term liabilities	806	1,985
Liabilities held-for-sale at fair value	1,438	–
Total liabilities	226,481	312,282

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value - 10,000 shares authorized, none issued and outstanding	–	–
Common stock, $0.001 par value - 70,000 shares authorized, 38,527 and 30,084 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	39	30
Additional paid-in capital	423,402	345,963
Accumulated deficit	(330,329)	(273,752)
Accumulated other comprehensive loss	(1,111)	(770)
Total stockholders’ equity	92,001	71,471
Total liabilities and stockholders’ equity	$318,482	$383,753

Primo Water Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Nine Months Ended September 30,
	2018	2017
Cash flows from operating activities:
Net loss	$(56,577)	$(9,391)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	18,365	19,571
Impairment charges and other	68,184	(90)
Stock-based compensation expense	2,710	4,611
Non-cash interest expense (income)	2,547	(51)
Change in fair value of warrant liability	–	3,220
Bad debt expense	170	180
Deferred income tax (benefit) expense	(8,907)	823
Realized foreign currency exchange loss and other, net	338	(11)
Changes in operating assets and liabilities:
Accounts receivable	(5,724)	(8,480)
Inventories	(3,431)	(351)
Prepaid expenses and other current assets	(618)	(956)
Accounts payable	6,523	7,611
Accrued expenses and other current liabilities	(796)	(6,036)
Net cash provided by operating activities	22,784	10,650

Cash flows from investing activities:
Purchases of property and equipment	(14,200)	(13,434)
Purchases of bottles, net of disposals	(1,596)	(2,120)
Proceeds from the sale of property and equipment	227	167
Proceeds from redemption of investment in Glacier securities	6,277	–
Additions to intangible assets and other	(975)	(113)
Net cash used in investing activities	(10,267)	(15,500)

Cash flows from financing activities:
Borrowings under Revolving Credit Facility	15,000	–
Payments under Revolving Credit Facility	(15,000)	–
Borrowings under prior Revolving Credit Facility	14,000	2,500
Payments under prior Revolving Credit Facility	(14,000)	(2,500)
Borrowings under Term loan	190,000	–
Payments under Term loan	(2,375)	–
Payments under prior Term loan	(184,140)	(1,395)
Payments upon redemption of Junior Subordinated Debentures	(87,629)	–
Proceeds from common stock issuance, net of costs	70,791	–
Proceeds from warrant exercises, net	12,150	–
Capital lease payments	(1,190)	(1,712)
Bank overdraft	1,023	–
Stock option and employee stock purchase activity and other, net	(9,424)	(3,088)
Debt issuance costs and other	(1,671)	(261)
Net cash used in financing activities	(12,465)	(6,456)
Effect of exchange rate changes on cash and cash equivalents	(8)	(30)
Net increase (decrease) in cash and cash equivalents	44	(11,336)
Cash and cash equivalents, beginning of year	5,586	15,586
Cash and cash equivalents, end of period	$5,630	$4,250

Primo Water Corporation
Non-GAAP EBITDA and Adjusted EBITDA Reconciliation
(Unaudited; in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net (loss) income	$(58,238)	$4,947	$(56,577)	$(9,391)
Depreciation and amortization	6,194	6,358	18,365	19,571
Interest expense, net	2,465	5,153	18,909	15,177
Income tax (benefit) provision	(2,411)	451	(8,907)	823
EBITDA	(51,990)	16,909	(28,210)	26,180
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	31	933	2,710	4,611
Non-recurring and acquisition-related costs (1)	139	158	626	7,583
Impairment charges and other	68,044	25	68,444	174
Adjusted EBITDA	$16,224	$18,025	$43,570	$41,768

Primo Water Corporation
Non-GAAP Adjusted Net Income
(Unaudited; in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net (loss) income	$(58,238)	$4,947	$(56,577)	$(9,391)
Income tax (benefit) provision	(2,411)	451	(8,907)	823
(Loss) income before income taxes	(60,649)	5,398	(65,484)	(8,568)
Change in fair value of warrant liability	–	–	–	3,220
Non-cash, stock-based compensation expense	31	933	2,710	4,611
Non-recurring and acquisition-related costs (1)	139	158	626	7,583
Impairment charges and other	67,940	(72)	68,184	(90)
Debt refinancing costs	–	–	6,864	–
Adjusted net income	$7,461	$6,417	$12,900	$6,756

Adjusted earnings per share:
Basic	$0.19	$0.19	$0.35	$0.20
Diluted	$0.18	$0.19	$0.34	$0.20

Weighted average shares used in computing adjusted earnings per share:
Basic	40,072	33,525	36,410	33,086
Diluted	41,084	34,653	37,605	34,420

(1) In the “Non-recurring and acquisition-related costs” line item, we exclude certain expense items resulting from acquisitions and other charges which we believe are non-recurring, infrequent, and/or unusual in nature. These charges generally include (i) expenses related to our acquisition of Glacier Water Services, Inc. in December 2016; (ii) non-recurring expenses associated with our strategic alliance agreement with DS Services of America, Inc. and related business transformation; (iii) legal settlements of a non-recurring nature and (iv) other non-recurring income and expenses associated with severance and restructuring costs.